EXHIBIT 99.2
PROXY

CATEGORY 5 TECHNOLOGIES, INC.

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 30, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder(s) of Category 5 Technologies, Inc., a Nevada corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/ Prospectus, each dated September 16, 2002, and appoints Paul Anderson and Brad Crawford, and each of them, as proxies and attorneys in fact, with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse, all shares of common stock of Category 5 held of record by the undersigned on September 10, 2002, at the special meeting of stockholders to be held on September 30, 2002 at 8:30 a.m., Pacific time, at the Waterfront Hilton, 21100 Pacific Coast Highway, Huntington Beach, California 92648, or at any adjournment, continuation or postponement thereof, upon the matters set forth on the reverse, all in accordance with and as more fully described in the accompanying Notice of Special Meeting of Stockholders and Joint Proxy Statement/ Prospectus. The proxies are authorized in their discretion to vote upon such other business as may properly come before the Special Meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND AS THE NAMED PROXIES CONSIDER ADVISABLE IN THEIR JUDGMENT WITH REGARD TO ANY OTHER MATTERS PROPERLY BROUGHT TO A VOTE AT THE SPECIAL MEETING OR ANY ADJOURNMENT, CONTINUATION OR POSTPONEMENT THEREOF.

(To be Signed on Reverse Side.)

1.	APPROVAL OF THE MERGER AGREEMENT AND THE MERGER. To approve and adopt the Agreement and Plan of Merger, dated July 12, 2002, as amended or as it may be amended, among MindArrow Systems, Inc., Category 5 and MindArrow Acquisition Corp., and the related merger, pursuant to which, among other things, Category 5 will be merged with and into MindArrow Acquisition Corp.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	Such other business as may properly come before the Special Meeting or any postponement, continuation or adjournment thereof.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

Signature Date

Signature Date

Note:	Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in the partnership’s name by an authorized person. Please promptly return this proxy in the enclosed return envelope, which is postage prepaid if mailed in the United States.